Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 333-67175) of Crown Cork & Seal Company, of our report dated June 19, 1998 appearing on page 6 of this Form 11K.





PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
June 18, 1999